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                                  EXHIBIT 11
                             GUITAR CENTER, INC.
                    COMPUTATION OF INCOME (LOSS) PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE)


                                                    Quarter ended
                                                       March 31,
                                             ----------------------------
                                                1997              1996
                                             ----------        ----------

Net income (loss)                            $    926          $   3,738

Weighted average shares outstanding            19,330             19,330
Common stock equivalents                        1,090              1,090
                                             ----------        ----------

Weighted average shares outstanding            20,420             20,420
                                             ----------        ----------
                                             ----------        ----------

Income (loss) per share                      $   0.05          $    0.18
                                             ----------        ----------
                                             ----------        ----------